Exhibit 24

				POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Jens Meyerhoff, John T. Gaffney, Mary Beth Gustafsson and Peter C. Bartolino, and each of them, as such persons true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigneds name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended, including Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of First Solar, Inc., a Delaware corporation, including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto.

     This power of attorney shall be valid from the date hereof until revoked by the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 13th day of March, 2009.

							ESTATE OF JOHN T. WALTON

							By:  /s/ Jim C. Walton
     							   Name:  Jim C. Walton
    						 	  Title:  Co-Personal Representative